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                                                                   EXHIBIT 23(a)


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of The Sherwin-Williams Company for the registration of shares of its common stock and to the incorporation by reference therein of our report dated January 19, 1995, with respect to the consolidated financial statements and schedule of The Sherwin-Williams Company included in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.


Cleveland, Ohio                            ERNST & YOUNG LLP
November 21, 1995

                                           /s/ Ernst & Young LLP